For Immediate Release

Contacts:	Andy McGowan, Public Relations
404-828-4663
Andy Dolny, Investor Relations
404-828-8901

UPS DELIVERS 9.4% EPS GROWTH IN 3Q

•	U.S. Domestic Leads with Operating Profit Up 16%

•	E-commerce Drives U.S. Domestic Results

•	International Export Daily Volume Grows 6.7%; Deferred products up 11%

•	SC&F Operating Profit Increased 6.9%,Operating Margin Expands to 8.9%

•	YTD: $4.6 Billion in Shareowner Distributions and $3.6 Billion in Free Cash Flow

•	Maintains Full-Year 2013 Adjusted EPS Guidance of $4.65 to $4.85

ATLANTA, October 25, 2013 - UPS (NYSE:UPS) today announced diluted earnings per share of $1.16 for the third quarter of 2013, a 9.4% improvement over adjusted results for the same period last year. Total revenue was $13.5 billion, up 3.4% driven primarily by U.S. e-commerce shipments and strong European export growth.

For the three months ended Sept. 30, 2013, UPS delivered more than one billion packages worldwide, an increase of 4.6% over the prior-year period.

Daily package volume growth was led by International export and U.S. Domestic Ground, up 6.7% and 3.0%, respectively. Customers around the globe continue to seek lower cost solutions as demonstrated by the 11% jump in International deferred export products per day.

Last year, on a reported basis, third quarter diluted earnings per share was $0.48 as a result of an after-tax, non-cash charge of $559 million to restructure pension liabilities for certain employees.

“UPS is continuing to build global capabilities that position the company to meet the evolving supply chain needs of customers,” said Scott Davis, UPS chairman and CEO. “We are making investments in emerging markets, healthcare distribution and our worldwide retail delivery models, ensuring that UPS delivers both the solutions customers require and the returns our shareowners expect.”

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Cash Flow

For the nine months ended Sept. 30, UPS generated $3.6 billion in free cash flow after capital expenditures of $1.6 billion. The company paid dividends of $1.7 billion, an increase of nearly 9% per share over the prior year, and repurchased 33 million shares for $2.9 billion.

U.S. Domestic Package

U.S. Domestic third quarter operating profit was $1.2 billion, up nearly 16%, and operating margin expanded 140 basis points over the prior year adjusted result, to 14.4%. Revenue increased 5.0% to $8.3 billion. Volume growth, cost reductions due to efficiency gains and safety improvements, as well as the benefit of one additional operating day, contributed to the improvement.

On a reported basis, third quarter 2012 U.S. Domestic operating profit was $129 million and operating margin was 1.6% as a result of the pension restructuring charge.

Total U.S. Domestic revenue per piece was up 1.0%, as higher base rates were mostly offset by lower fuel surcharges, decreased average package weight and changes in both product and customer mix.

Daily package volume was 2.3% higher than the same period last year, driven by e-commerce shipments with growth in both B2C and B2B. Next Day Air volume declined 3.3% due to a contraction in letter shipments.

International Package

International revenue increased 2.5% to $3.0 billion on daily package volume improvement of 6.5%. Daily export shipments were 6.7% higher, with European exports up nearly 10%, while growth out of Asia was flat. Non-U.S. Domestic volume was up 6.3%, driven by strong growth across Europe and Canada.

Total operating profit was $417 million, a decline of $32 million on a year-over-year basis, due to a $75 million negative impact from currency and fuel. Operating margin of 13.8%, remains industry leading.

Currency-neutral export revenue per piece declined 5.4%, primarily driven by growth in lower-yielding deferred products. Lower fuel surcharges and changes in trade lane mix also pressured yields.

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UPS has expanded its presence and service portfolio in Mexico, helping businesses bring manufacturing closer to U.S. consumers. Recently announced offerings include the industry’s first guaranteed ground service from the U.S., Preferred LCL Ocean service from Asia and expanded retail presence in Northern Mexico.

Supply Chain & Freight

Operating profit improved 7%, to $201 million and operating margin expanded 60 basis points, to 8.9%. Revenue in the segment was down slightly from the prior year period to $2.25 billion, as growth in UPS Freight was offset by declines in the Forwarding business.

The Distribution business improved operating profit and margin despite continued investment in Healthcare infrastructure and technology. Revenue growth in Healthcare and Mail Services was offset by a decline in the High Tech sector.

In Forwarding, both operating profit and margin expanded. Growth in Ocean forwarding and Brokerage, as well as cost management activities, drove the improvement.

UPS Freight LTL revenue climbed 5.5% as a result of improved tonnage and rate increases. Operating margin for the business unit declined slightly, due to higher compensation and benefit expense.

Outlook

“Third quarter results were strong and in line with our expectations,” said Kurt Kuehn, UPS chief financial officer.  “Looking to the fourth quarter, although some major retailers have expressed caution about holiday spending, they still expect robust online sales.

“The late Thanksgiving creates a compressed peak season, which presents some operating challenges,” Kuehn continued.  “Nonetheless, we are confident in UPS’s ability to successfully deliver the holidays. Therefore, we reiterate our full-year guidance of adjusted diluted earnings per share of $4.65 to $4.85, a 3% to 7% increase over 2012.”

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UPS (NYSE:UPS) is a global leader in logistics, offering a broad range of solutions including the transportation of packages and freight; the facilitation of international trade, and the deployment of advanced technology to more efficiently manage the world of business.  Headquartered in Atlanta, UPS serves more than 220 countries and territories worldwide.  The company can be found on the Web at UPS.com and its corporate blog can be found at blog.ups.com.  To get UPS news direct, visit pressroom.ups.com/RSS.

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EDITOR’S NOTE:

UPS Chairman and CEO Scott Davis and CFO Kurt Kuehn will lead a discussion on third quarter results with investors and analysts during a conference call at 8:30 a.m. EDT today. That call is open to listeners through a live Webcast. To access the call, go to www.investors.ups.com and click on “Earnings Webcast.”

UPS routinely posts investor announcements on its web site --www.investors.ups.com -- and encourages those interested in the company to check there frequently.

We supplement the reporting of our financial information determined under generally accepted accounting principles ("GAAP") with certain non-GAAP financial measures, including, as applicable, "as adjusted" operating profit, operating margin, pre-tax income, net income and earnings per share. The equivalent measures determined in accordance with GAAP are also referred to as "reported" or "unadjusted.” We believe that these adjusted measures provide meaningful information to assist investors and analysts in understanding our financial results and assessing our prospects for future performance. We believe these adjusted financial measures are important indicators of our recurring operations because they exclude items that may not be indicative of, or are unrelated to, our core operating results, and provide a better baseline for analyzing trends in our underlying businesses. Furthermore, we use these adjusted financial measures to determine awards for our management personnel under our incentive compensation plans.
We supplemented the presentation of our third quarter and year-to-date 2013 and 2012 operating profit, operating margin, pre-tax income, net income and earnings per share with similar measures that excluded the impact of certain transactions. In the third quarter of 2012, we recorded an $896 million pre-tax charge ($559 million after-tax) in the U.S. Domestic Package segment to establish a withdrawal liability related to the New England Teamsters and Trucking Industry Pension Fund. In the first quarter of 2013, we recorded transactions related to our attempted acquisition of TNT Express N.V. These items included the impact of (1) a pre-tax charge for the TNT termination fee and transaction-related costs of $284 million ($177 million after-tax), and (2) a pre-tax currency gain realized upon the liquidation of a foreign subsidiary of $245 million ($213 million after-tax). We believe these adjusted measures better enable shareowners to focus on period-over-period operating performance. The underlying matters that produced these charges were unique, and we do not believe they are reflective of the types of charges that will affect future results.
Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names. These adjusted financial measures should not be considered in isolation or as a substitute for GAAP operating profit, operating margin, net income and earnings per share, the most directly comparable GAAP financial measures. These non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the preceding reconciliations to corresponding GAAP financial measures, provide a more complete understanding of our business. We strongly encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.
Except for historical information contained herein, the statements made in this release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements, including statements regarding the intent, belief or current expectations of UPS and its management regarding the company's strategic directions, prospects and future results, involve certain risks and uncertainties. Certain factors may cause actual results to differ materially from those contained in the forward-looking statements, including economic and other conditions in the markets in which we operate, governmental regulations, our competitive environment, negotiation and ratification of labor contracts, strikes, work stoppages and slowdowns, changes in aviation and motor fuel prices, cyclical and seasonal fluctuations in our operating results, and other risks discussed in the company's Form 10-K and other filings with the Securities and Exchange Commission, which discussions are incorporated herein by reference.

United Parcel Service, Inc.
Selected Financial Data - Third Quarter
(unaudited)

	Three Months Ended
	September 30,		Change
	2013	2012	$	%
(amounts in millions, except per share data)
Statement of Income Data:
Revenue:
U.S. Domestic Package	$8,254	$7,861	$393	5.0%
International Package	3,017	2,943	74	2.5%
Supply Chain & Freight	2,250	2,267	(17)	(0.7)%
Total revenue	13,521	13,071	450	3.4%

Operating expenses:
Compensation and benefits	6,961	7,577	(616)	(8.1)%
Other	4,756	4,728	28	0.6%
Total operating expenses	11,717	12,305	(588)	(4.8)%

Operating profit:
U.S. Domestic Package	1,186	129	1,057	N/A
International Package	417	449	(32)	(7.1)%
Supply Chain & Freight	201	188	13	6.9%
Total operating profit	1,804	766	1,038	135.5%

Other income (expense):
Investment income	2	6	(4)	(66.7)%
Interest expense	(92)	(98)	6	(6.1)%
Total other income (expense)	(90)	(92)	2	(2.2)%

Income before income taxes	1,714	674	1,040	154.3%

Income tax expense	617	205	412	N/A

Net income	$1,097	$469	$628	133.9%

Net income as a percentage of revenue	8.1%	3.6%

Per share amounts:
Basic earnings per share	$1.17	$0.49	$0.68	138.8%
Diluted earnings per share	$1.16	$0.48	$0.68	141.7%

Weighted-average shares outstanding:
Basic	935	961	(26)	(2.7)%
Diluted	944	970	(26)	(2.7)%

As adjusted income data:
Operating profit:
U.S. Domestic Package (1)	$1,186	$1,025	$161	15.7%
International Package	417	449	(32)	(7.1)%
Supply Chain & Freight	201	188	13	6.9%
Total operating profit (1)	1,804	1,662	142	8.5%

Income before income taxes (1)	$1,714	$1,570	$144	9.2%
Net income (2)	$1,097	$1,028	$69	6.7%

Basic earnings per share (2)	$1.17	$1.07	$0.10	9.3%
Diluted earnings per share (2)	$1.16	$1.06	$0.10	9.4%

(1) Third quarter 2012 operating profit and consolidated income before income taxes excluded the $896 million pre-tax charge from the withdrawal liability associated with restructuring a multiemployer pension plan in the U.S. Domestic Package segment.

(2) Third quarter 2012 net income and earnings per share amounts excluded the after-tax impact of the U.S. Domestic Package withdrawal liability charge described in (1), which totals $559 million.

Certain prior year amounts have been reclassified to conform to the current year presentation.

United Parcel Service, Inc.
Selected Operating Data - Third Quarter
(unaudited)

	Three Months Ended
	September 30,		Change
	2013	2012	$ / #	%

Revenue (in millions):
U.S. Domestic Package:
Next Day Air	$1,595	$1,577	$18	1.1%
Deferred	790	776	14	1.8%
Ground	5,869	5,508	361	6.6%
Total U.S. Domestic Package	8,254	7,861	393	5.0%
International Package:
Domestic	653	600	53	8.8%
Export	2,214	2,195	19	0.9%
Cargo	150	148	2	1.4%
Total International Package	3,017	2,943	74	2.5%
Supply Chain & Freight:
Forwarding and Logistics	1,358	1,445	(87)	(6.0)%
Freight	751	691	60	8.7%
Other	141	131	10	7.6%
Total Supply Chain & Freight	2,250	2,267	(17)	(0.7)%
Consolidated	$13,521	$13,071	$450	3.4%

Consolidated volume (in millions)	1,023	978	45	4.6%

Operating weekdays	64	63	1

Average Daily Package Volume (in thousands):
U.S. Domestic Package:
Next Day Air	1,222	1,264	(42)	(3.3)%
Deferred	952	931	21	2.3%
Ground	11,340	11,010	330	3.0%
Total U.S. Domestic Package	13,514	13,205	309	2.3%
International Package:
Domestic	1,474	1,386	88	6.3%
Export	992	930	62	6.7%
Total International Package	2,466	2,316	150	6.5%
Consolidated	15,980	15,521	459	3.0%

Average Revenue Per Piece:
U.S. Domestic Package:
Next Day Air	$20.39	$19.80	$0.59	3.0%
Deferred	12.97	13.23	(0.26)	(2.0)%
Ground	8.09	7.94	0.15	1.9%
Total U.S. Domestic Package	9.54	9.45	0.09	1.0%
International Package:
Domestic	6.92	6.87	0.05	0.7%
Export	34.87	37.46	(2.59)	(6.9)%
Total International Package	18.17	19.16	(0.99)	(5.2)%
Consolidated	$10.87	$10.90	$(0.03)	(0.3)%

Certain prior year amounts have been reclassified to conform to the current year presentation.

United Parcel Service, Inc.
Selected Financial Data - Year to Date
(unaudited)

	Nine Months Ended
	September 30,		Change
	2013	2012	$	%
(amounts in millions, except per share data)
Statement of Income Data:
Revenue:
U.S. Domestic Package	$24,766	$23,923	$843	3.5%
International Package	9,057	8,923	134	1.5%
Supply Chain & Freight	6,639	6,710	(71)	(1.1)%
Total revenue	40,462	39,556	906	2.3%

Operating expenses:
Compensation and benefits	20,910	21,159	(249)	(1.2)%
Other	14,426	14,272	154	1.1%
Total operating expenses	35,336	35,431	(95)	(0.3)%

Operating profit:
U.S. Domestic Package	3,403	2,258	1,145	50.7%
International Package	1,220	1,311	(91)	(6.9)%
Supply Chain & Freight	503	556	(53)	(9.5)%
Total operating profit	5,126	4,125	1,001	24.3%

Other income (expense):
Investment income	10	18	(8)	(44.4)%
Interest expense	(286)	(284)	(2)	0.7%
Total other income (expense)	(276)	(266)	(10)	3.8%

Income before income taxes	4,850	3,859	991	25.7%

Income tax expense	1,645	1,304	341	26.2%

Net income	$3,205	$2,555	$650	25.4%

Net income as a percentage of revenue	7.9%	6.5%

Per share amounts:
Basic earnings per share	$3.40	$2.66	$0.74	27.8%
Diluted earnings per share	$3.37	$2.63	$0.74	28.1%

Weighted-average shares outstanding:
Basic	943	962	(19)	(2.0)%
Diluted	952	971	(19)	(2.0)%

As adjusted income data:
Operating profit:
U.S. Domestic Package (1)	$3,403	$3,154	$249	7.9%
International Package (1)	1,259	1,311	(52)	(4.0)%
Supply Chain & Freight	503	556	(53)	(9.5)%
Total operating profit (1)	5,165	5,021	144	2.9%

Income before income taxes (1)	$4,889	$4,755	$134	2.8%
Net income (2)	$3,169	$3,114	$55	1.8%

Basic earnings per share (2)	$3.36	$3.24	$0.12	3.7%
Diluted earnings per share (2)	$3.33	$3.21	$0.12	3.7%

(1) 2013 operating profit and consolidated income before income taxes exclude the impact of the TNT termination fee of €200 million ($268 million) and transaction-related expenses of $16 million. The combination of these items resulted in a pre-tax charge of $284 million ($177 million after-tax). Subsequent to the termination of the merger protocol, we liquidated a foreign subsidiary resulting in a currency gain of $245 million ($213 million after-tax). Both transactions impacted the International Package segment.

2012 operating profit and consolidated income before income taxes excluded the $896 million pre-tax charge from the withdrawal liability associated with restructuring a multiemployer pension plan in the U.S. Domestic Package segment.

(2) 2013 net income and earnings per share amounts excluded the after-tax impact of the International Package segment transactions described in (1), which total a combined $36 million after-tax gain.

2012 net income and earnings per share amounts excluded the after-tax impact of the U.S. Domestic Package withdrawal liability charge described in (1), which totals $559 million.

Certain prior year amounts have been reclassified to conform to the current year presentation.

United Parcel Service, Inc.
Selected Operating Data - Year to Date
(unaudited)

	Nine Months Ended
	September 30,		Change
	2013	2012	$ / #	%

Revenue (in millions):
U.S. Domestic Package:
Next Day Air	$4,754	$4,743	$11	0.2%
Deferred	2,400	2,400	—	—%
Ground	17,612	16,780	832	5.0%
Total U.S. Domestic Package	24,766	23,923	843	3.5%
International Package:
Domestic	1,939	1,855	84	4.5%
Export	6,664	6,642	22	0.3%
Cargo	454	426	28	6.6%
Total International Package	9,057	8,923	134	1.5%
Supply Chain & Freight:
Forwarding and Logistics	4,051	4,354	(303)	(7.0)%
Freight	2,170	1,969	201	10.2%
Other	418	387	31	8.0%
Total Supply Chain & Freight	6,639	6,710	(71)	(1.1)%
Consolidated	$40,462	$39,556	$906	2.3%

Consolidated volume (in millions)	3,051	2,959	92	3.1%

Operating weekdays	191	191	—

Average Daily Package Volume (in thousands):
U.S. Domestic Package:
Next Day Air	1,223	1,236	(13)	(1.1)%
Deferred	970	947	23	2.4%
Ground	11,362	10,990	372	3.4%
Total U.S. Domestic Package	13,555	13,173	382	2.9%
International Package:
Domestic	1,439	1,385	54	3.9%
Export	980	932	48	5.2%
Total International Package	2,419	2,317	102	4.4%
Consolidated	15,974	15,490	484	3.1%

Average Revenue Per Piece:
U.S. Domestic Package:
Next Day Air	$20.35	$20.09	$0.26	1.3%
Deferred	12.95	13.27	(0.32)	(2.4)%
Ground	8.12	7.99	0.13	1.6%
Total U.S. Domestic Package	9.57	9.51	0.06	0.6%
International Package:
Domestic	7.05	7.01	0.04	0.6%
Export	35.60	37.31	(1.71)	(4.6)%
Total International Package	18.62	19.20	(0.58)	(3.0)%
Consolidated	$10.94	$10.96	$(0.02)	(0.2)%

Certain prior year amounts have been reclassified to conform to the current year presentation.

United Parcel Service, Inc.
Reconciliation of Free Cash Flow
(unaudited)

Preliminary
Year-to-Date
(amounts in millions)	September 30, 2013
Net cash from operations	$5,064
Capital expenditures	(1,614)
Proceeds from disposals of PP&E	97
Net change in finance receivables	28
Other investing activities	15
Free cash flow	$3,590

Amounts are subject to reclassification.

Certain prior year amounts have been reclassified to conform to the current year presentation.